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Exhibit 5

CONSENT OF THE AUDITOR GENERAL

I hereby consent to the inclusion of the Auditor General's report dated December 12, 2001 for the fiscal year ended March 31, 2001 on the Consolidated Financial Statements of Quebec, included in Volume I of the Public Accounts, as exhibit 4 to the Annual Report on Form 18-K of Quebec for the fiscal year ended March 31, 2003.

/s/ DORIS PARADIS, CA
Doris Paradis, CA
Acting Auditor General of Québec
Québec, Québec

November 19, 2003

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CONSENT OF THE AUDITOR GENERAL